EXHIBIT 32.2

Certification by the Chief Financial Officer Pursuant to 18 U.S.C. Section 1350, as Adopted

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, C. Timothy Trenary, Chief Financial Officer (Principal Financial Officer) of Commercial Vehicle Group, Inc. (the “Company”), certify, pursuant to 18 U.S.C. Section 1350, that:

(1)	the Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 containing the financial statements of the Company (the “Periodic Report”), which this statement accompanies, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 9, 2014

/s/ C. Timothy Trenary C. Timothy Trenary Chief Financial Officer (Principal Financial Officer)